Exhibit 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

          This REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of this 30th day of April, 2004, by and between Mint Capital, a Virgin Islands business, and GASCO Inc., a Virgin Islands business (collectively, “Seller”), and COST-U-LESS, INC., a Washington corporation, or assigns (“Buyer”), with reference to the following facts:

          Seller is the owner of that certain parcel of real property consisting approximately of 4.0 acres and described as follows:  Plots 4M and 4Q Estate Sion Farm, Christensted, St. Croix, U.S.V.I. (the “Land”).  Seller will sell to Buyer, and Buyer will buy from Seller, upon the terms and conditions set forth herein, the Property (as defined below).

A G R E E M E N T

          NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, and the mutual covenants herein contained, Buyer and Seller hereby agree as follows:

          1.     Property Description.  Seller shall sell and convey to Buyer, and Buyer shall purchase and acquire from Seller, upon and subject to the terms and conditions set forth in this Agreement, the following (collectively, the “Property”):  the Land, together with any easements, appurtenances, rights, privileges, reversionary interests and improvements belonging or appurtenant to the Land; all trees, shrubbery and plants now in or on the Land; all right, title and interest of Seller in and to all alleys, strips or gores of land, if any, lying adjacent to the Land; all rights to utilities serving the Property; all right title and interest of Seller in and to all rights-of-way, easements, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Land.  The Property shall also include all intangible personal property used or useable in the construction, renovation, ownership, management, marketing or operation of the Land or any part thereof, and all replacements, additions or accessions thereto, including without implied limitation: all licenses, certifications, authorizations, approvals and permits issued or approved by any governmental authority or other person (e.g., construction, building, sign, environmental, ingress/egress and other permits).

          2.     Purchase Price.  The purchase price (the “Purchase Price”) to be paid by Buyer to Seller for the Property is Eight Hundred Sixty Thousand and No/100 Dollars (U.S.$860,000).

          3.     Payment of Purchase Price.  The Purchase Price shall be payable to Seller as follows:

                  3.1     Earnest Money.  Within five (5) days following the execution and delivery of this Agreement, Buyer shall open escrow with Island Title Services Company in St. Croix (“Escrow Agent”), by depositing with Escrow Agent a copy of this Agreement and Forty Three Thousand Dollars ($43,000) (the “Earnest Money”).  The Earnest Money shall be applicable to the Purchase Price.  Any interest on the Earnest Money shall be for the benefit of whichever party is entitled to the Earnest Money at Closing (as defined below) or other termination of this Agreement.

                  3.2     Cash to Close.  On the Closing Date (as defined below), Buyer shall deposit with Escrow Agent the entire amount of the Purchase Price, less the Earnest Money (and interest thereon) and less any other amounts to be credited against the Purchase Price.

          4.     Closing Date.  “Closing” shall occur when the deed to Buyer is recorded and the Purchase Price is delivered to the Escrow Agent for delivery to Seller.  The Closing shall be held at the offices of the Escrow Agent, or such other place as is mutually agreed, on June 30, 2004 or such earlier date as the parties may agree (the “Closing Date”).

          5.     Title and Survey Matters.

                  5.1     Title Commitment.  Prior to May 10, 2004, Seller shall obtain at Seller’s cost and deliver to Buyer a preliminary commitment for a 1970-B form ALTA owner’s extended title insurance policy issued by Island Title Company (the “Title Company”) describing the Land, showing all matters pertaining to the Land, listing Buyer as the prospective named insured and showing as the policy amount the total Purchase Price.  At the same time, the Title Company shall also deliver to Buyer true, correct and legible copies of all documents (the “Title Documents”) referred to in such title commitment as conditions or exceptions to title to the Property (such title insurance policy commitment and the Title Documents are collectively referred to herein as the “Title Commitment”).

                  5.2     Title Review.  During the Contingency Period, Buyer shall review the Title Commitment and the Survey (defined below) and, on or before June 4, 2004, shall notify Seller in writing (the “Title Notice”) what exceptions to title, if any, will be accepted by Buyer.  Only those exceptions approved by Buyer in writing shall constitute “Approved Exceptions.” Seller shall remove all exceptions that are not Approved Exceptions prior to the Closing Date.  If, within ten (10) days after Seller’s receipt of the Title Notice, Seller notifies Buyer that Seller will not be able to remove an exception (other than a monetary lien), then, within five (5) business days of such notice from Seller, or prior to the Closing Date, whichever is earlier, Buyer shall notify Seller either that Buyer (i) waives the objection to such exception and accepts such title as Seller is willing to convey, or (ii) terminates this Agreement, in which event Escrow Agent shall refund the Earnest Money to Buyer and neither party shall have any further rights or obligations under this Agreement.

          Immediately upon discovering the need to amend or add any exception to the Title Commitment ,Title Company will notify Buyer and Seller.  Within five (5) business days after notice from Title Company together with a copy of such intervening lien or matter, Buyer shall notify Seller in writing of any objections thereto (the “Amendment Objections”).  Seller shall satisfy the Amendment Objections prior to the Closing Date.  If, within five (5) business days after Seller’s receipt of the Amendment Objections, Seller notifies Buyer that Seller will not remove any of the Amendment Objections (other than a monetary lien), then, within five (5) business days of such notice from Seller, or prior to the Closing Date, whichever is earlier, Buyer shall notify Seller either that Buyer (i) waives the Amendment Objections and accepts such title as Seller is willing to convey, or (ii) terminates this Agreement, in which event Escrow Agent shall refund the Earnest Money to Buyer and neither party shall have any further rights or obligations under this Agreement.  The Approved Exceptions and any other exceptions that Buyer approves in writing shall be referred to hereinafter as the “Permitted Exceptions.”

                  5.3     Title Policy.  Buyer shall receive at Closing, an Owner’s Extended Coverage Title Insurance Policy (ALTA Form 1970-B) issued by the Title Company (the “Title Policy”).  The Title Policy shall be issued in the amount of the total Purchase Price and shall insure fee simple, indefeasible title to the Property in Buyer, subject only to the Permitted Exceptions.  The Title Policy shall contain such endorsements as Buyer may require, at Buyer’s expense.  Buyer’s obligation to close this transaction shall be contingent on Buyer’s receipt of Title Company’s commitment to issue such Title Policy.

                  5.4     Survey.  Buyer may, at its expense, obtain a current ALTA/ASCM survey (the “Survey”) of the Property prepared by a licensed or registered surveyor, which survey shall be satisfactory to Buyer and to the Title Company.

          6.     Contingency Period Defined.  As used herein, the term “Contingency Period” means the period commencing on the date of execution of this Agreement by both parties and ending on June 15, 2004.

          7.     Conditions to Buyer’s Obligations.

                  7.1     Satisfaction of Conditions.  Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver by Buyer of the conditions set forth below.  Buyer and its employees and agents shall have the right and permission from the date of this Agreement through the Closing Date (or earlier termination of this Agreement) to enter upon the Property or any part thereof at all reasonable times and from time to time for the purpose, at Buyer’s cost and expense, of making all soil and other tests or studies and perform excavation and construction activities on the Land under the provisions of this Agreement.  If Buyer terminates this Agreement pursuant to Section 7.2, Buyer shall have no obligation to remove any part of the below-surface improvements or installations theretofore made by Buyer, however, upon Seller’s request, Buyer shall remove any and all; above-surface improvements theretofore made by Buyer and fill in any excavations created by Buyer at Buyer’s expense.

                            7.1.1     Property Inspection.  Buyer’s inspection and approval, in its sole and absolute discretion, during the Contingency Period, of the physical condition of the Property and the suitability of the Property for Buyer’s intended purpose (the “Property Inspection”), including, without limitation, the conducting of soil tests (including borings), toxic and hazardous waste studies, surveys, wetlands delineation, engineering, historical use, traffic and access studies, structural studies and review of zoning, fire, safety and other compliance matters.  If the Property Inspection indicates, in Buyer’s sole and absolute discretion, that the Property is not suitable for Buyer’s intended purposes, the provisions of Section 7.2 hereof shall apply.

                            7.1.2     Satisfactory Performance.  Buyer’s approval, in its sole and absolute discretion, during the Contingency Period, of the past performance and potential future performance of the Property for Buyer’s intended purposes (the “Performance Inspection”), including, without limitation, the zoning and other codes, covenants and/or restrictions affecting the use and future development of the Property, the certificates, licenses and permits existing with respect to the Property and likelihood and anticipated cost of obtaining additional certificates, licenses and permits that Buyer desires to obtain with respect thereto, the availability and access to public roads, the availability of utilities and sewer capacity, the potential opportunity to acquire additional property adjacent to or contiguous with the Property, and past performance of the Property, the potential to finance the Property in a manner satisfactory to Buyer in all respects and demographic studies with respect to the neighborhood and region in which the Property are located.  If the Performance Inspection indicates in Buyer’s sole and absolute discretion that the potential future performance of the Property for Buyer’s purposes is not satisfactory to Buyer, then the provisions of Section 7.2 hereof shall apply.

                            7.1.3     Permits and Construction.  Buyer’s procurement of any and all licenses, approvals, permits and authorizations relating to the construction of improvements on the Land and the operation thereof (collectively, the “Permits”).  During the Contingency Period and until the Closing Date (or earlier termination of this Agreement), Buyer shall have the right, at Buyer’s sole expense, to proceed with the procurement of the Permits and the excavation and construction activities on the Land (including without limitation the site preparation, excavation and construction of the foundation for a single story retail/warehouse building with a footprint of approximately 38,000 square feet (the “Project”) in accordance with the Permits as Buyer deems necessary or appropriate in its sole discretion.  Whenever Seller’s approval or consent is required for the procurement of the Permits and/or site preparation/excavation/construction activities, Buyer shall deliver the relevant documents to Seller and communicate the pertinent information to Seller.  Thereafter, but within seventy-two (72) hours, Seller shall approve and consent to the proposed action, or, alternatively, Seller shall specify with particularity those revisions required thereto to obtain Seller’s approval and consent; provided, however, that Seller’s approval and consent shall not be unreasonably withheld or conditioned.  If Buyer determines that the Permits satisfactory to Buyer cannot be procured, in Buyer’s sole and absolute discretion, the provisions of Section 7.2 hereof shall apply.

                            7.1.4     Environmental Audit.  Buyer’s approval, in its sole and absolute discretion, during the Contingency Period, of a Phase I and/or II Environmental Site Assessment (the “Environmental Site Assessment”) conducted by an environmental engineering firm selected by Buyer.  Seller shall cause soil boring tests to be conducted on the Land and deliver written reports to Buyer setting forth the results thereof not less than 30 days prior to the expiration of the Contingency Period, and, upon Buyer’s receipt of such written reports, Buyer shall reimburse Seller for the actual reasonable cost incurred by Seller in connection with such soil boring tests; provided, however, that Seller shall obtain Buyer’s prior written consent concerning the cost and methods of, and the engineer who will perform, such tests.  During the Contingency Period, Buyer shall review the Environmental Site Assessment and soil boring test results and, on or before the expiration of the Contingency Period, shall notify Seller whether Buyer will accept the Property.  If the Environmental Site Assessment and/or soil boring test results indicate, in Buyer’s sole and absolute discretion, that the Property is not suitable for Buyer’s intended purposes, the provisions of Section 7.2 hereof shall apply.

                            7.1.5     Financing.  Buyer is able to procure financing at acceptable terms and conditions.

                  7.2     Buyer’s Right to Terminate.  In the event that Buyer’s conditions set forth in Sections 7.1.1 through 7.1.5 above are not satisfied in Buyer’s sole and absolute discretion, Buyer shall have the right to terminate this Agreement by sending written notice to Seller and Escrow Agent (such notice referred to as a “Termination Notice”).  If Buyer gives its

Termination Notice to Seller before the expiration of the Contingency Period or gives its Termination Notice prior to Closing because it has been unable to obtain any or all Permits required by Buyer for the Project, the Escrow Agent shall return the Earnest Money to Buyer, and this Agreement shall terminate.  Except as provided in the prior sentence, if Buyer gives its Termination Notice to Seller after the expiration of the Contingency Period, and before the Closing, Seller, as its sole and exclusive remedy, may retain the Earnest Money as liquidated damages and not as a forfeiture or penalty, both Buyer and Seller hereby acknowledging that Seller’s actual damages resulting from the delivery of such Termination Notice at such time will be difficult to ascertain and measure, and that such liquidated damages will represent a fair and reasonable estimate of such damages that will be sustained by Seller.  If a Termination Notice Is given by the Buyer as provided herein, upon disbursement by the Escrow Agent as provided herein, neither Buyer nor Seller shall have any further liability to the other under this Agreement.

                  7.3     Additional Closing Conditions.  In addition to the conditions stated in Sections 7.1.1 through 7.1.5 above, Buyer’s obligation to purchase the Property shall be subject to the following conditions that must be satisfied by Seller as of Closing unless waived by Buyer at Closing:

                            (a)     All representations and warranties of Seller contained herein shall be true, accurate and complete at the time of the Closing as if made again at such time;

                            (b)     Seller shall have performed all obligations to be performed by it hereunder on or before Closing (or, if earlier, on or before the date set forth in this Agreement for such performance);

                            (c)     At Closing, Seller shall deliver title to the Properly in the condition required by Section 5 of this Agreement; and

                            (d)     At Closing, the physical condition of the Property shall be the same as on the date hereof, ordinary wear and tear excepted.

          If the conditions set forth in this Section 7.2 are not satisfied as of Closing and Buyer does not waive same, the Earnest Money and all interest thereon shall be returned by Escrow Agent to Buyer, and thereafter neither Buyer nor Seller shall have any further liability to the other under this Agreement.

          8.     Condition of Property.  Buyer, upon Closing, accepts the Property and improvements thereon in “as is” condition, subject to the express representations and warranties made in this Agreement.

          9.     Sellers Representations.  Seller hereby makes the following representations, which representations shall be deemed made by Seller to Buyer also as of the Closing Date:

                  9.1     Parties In Possession.  There are no parties or trespassers in possession or that have a right to possession of the Property.

                  9.2     Condemnation or Assessment; Access.  There is no pending condemnation or similar proceeding affecting the Property, nor, to Seller’s knowledge, is there any such proceeding or assessment contemplated by any governmental authority. The Property has full and free access from public highways, streets or roads, and there is no pending or threatened governmental proceeding that would impair or curtail such access.

                  9.3     Compliance with Law.  The Property complies with, and Seller has complied with, all applicable zoning, use, environmental, flood control, planning, building, fire, health, traffic, disabled persons or other laws, ordinances, regulations, statutes and rules relating to the Property, and every part thereof.  Seller has not received nor is aware of any notification from any governmental authority requiring any work to be done on the Property or advising of any condition (including, without limitation, hazardous substances or wastes) that would render the Property unusable or affect the usability of the Property or any part thereof for the purposes of Buyer.

                  9.4     Option to Acquire Premises.  No person or entity other than Buyer has any right of First refusal or option to acquire any interest in the Property or any part thereof, and Seller has not sold or contracted to sell the Property or any portion thereof or interest therein other than as set forth herein.

                  9.5     Foreign Person.  Seller is not a foreign person and is a “United States Person” as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall deliver to Buyer prior to the Closing an affidavit evidencing such fact and such other documents as may be required under the Code.

                  9.6     Sole Legal Owner.  Seller is the sole legal fee owner of the Property, and is not holding fee title as a nominee for any other person or entity.

                  9.7     Payment of Impositions.  Seller has paid or will pay by adjustment at Closing any and all assessments, special assessments, impositions and taxes affecting the Property.

                  9.8     Mechanics’ Liens. No labor, material or services have been furnished in, on or about the Property or any part thereof as a result of which any mechanics’, laborer’s or materialmen’s liens or claims might arise.

                  9.9     Service Contracts.  There exists no purchase, service or maintenance contracts or any other contracts, licenses or permits affecting the Property.  Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims made or causes of action brought under any such service contract.

                  9.10   Assumption of Liabilities.  Except for those obligations expressly assumed by Buyer under the terms of this Agreement, if any, Buyer, by virtue of the purchase of the Property, will not be required to satisfy any obligation of Seller arising prior to the Closing Date.  Other than such obligations so expressly assumed by Buyer, if any, or any liens or other obligations with respect to the Property that result from any action or activities by or on behalf of Buyer after the Closing Date, Seller, after the Closing, will pay and discharge any and all liabilities of each and every kind arising out of or by virtue of the possession, ownership or use of the Property prior to the Closing Date, and shall indemnify, defend and hold Buyer harmless therefrom.

                  9.11   Defaults.  Seller is not in default, and there has occurred no uncured event that, with notice, the passage of time or both would be a default, under any contract, agreement, lease, encumbrance, or instrument pertaining to the Property.

                  9.12   Litigation.  There is no litigation or threatened litigation that could now or in the future in any way constitute a lien, claim, or obligation of any kind on the Property, affect the use, ownership or operation of the Property or otherwise adversely affect the Property.  For purposes of this Section 9.12, litigation includes lawsuits, actions, administrative proceedings, governmental investigations and all other proceedings before any tribunal having jurisdiction over the Property.

                  9.13   Hazardous Substances.  The Property is not in violation of any law, ordinance, rule or regulation relating to the environmental conditions thereon.  Moreover, Seller represents, warrants and agrees that Seller has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property (or off-site of the Property that might affect the Property) or transported from the Property, any Hazardous Substance (as defined below), nor to the best of Seller’s knowledge has any Hazardous Substance been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property (or off-site of the Property that might affect the Property).  To the best of Seller’s knowledge no underground storage tanks have been removed from the Property, and no underground storage tanks are located on the Property.  The term “Hazardous Substance” means any hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene (collectively, “Environmental Laws”), including without limitation, (i) chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos, (iv) polychlorinated biphenyls, and (v) anything that would be a hazardous waste, material or substance, toxic substance or pollutant, as defined under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et. seq., Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et. seq.; Resource Conservation and Recovery Act, 42 U.S.C.  § 6901 et seq., the Clean Water Act, 42 U.S.C. § 1251 et. seq. and the regulations promulgated thereunder.

          10.   Covenants of Seller.  Seller covenants and agrees as follows:

                  10.1   Performance of Obligations.  From the date of this Agreement to the Closing Date, Seller shall perform all of its monetary and non-monetary obligations under all indebtedness (whether for borrowed money or otherwise) and the liens securing same pertaining to the Property or any portion thereof, if any.

                  10.2   Liens.  From the date of this Agreement to the Closing Date, Seller shall not allow any lien to attach to the Property or any part thereof except the lien for ad valorem taxes that are not due and payable and any liens that result from the activities of Buyer in connection with the Property, nor will Seller grant, create, or voluntarily allow the creating of, or amend, extend, modify or change, any easement, right-of-way, encumbrance, restriction, covenant, lease, license, option or other right affecting the Property or any part thereof without Buyer’s written consent first having been obtained.

                  10.3   Notification.  From the date of this Agreement to the Closing Date, Seller shall notify Buyer of each event of which Seller becomes aware affecting the Property or any part thereof promptly upon learning of the occurrence of such event.

                  10.4   Encumbrances.  Seller shall not enter into any leases, trust deeds, mortgages, restrictions, encumbrances, liens, licenses or other instruments or agreements affecting the Property without the prior written consent of the Buyer from and after the date of this Agreement.

                  10.5   Environmental Indemnification.  Seller shall protect, indemnify, defend and hold harmless Buyer and its members, managers, officers, employees, agents, successors and assigns from any loss, damage, cost expense or liability (including reasonable attorneys’ fees and costs) directly or indirectly arising out of or attributable to Seller’s use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Property (or off-site on property owned or operated by Seller that affected the Property) or a breach by Seller of any representation, warranty, covenant or agreement contained in Section 9.13 of this Agreement including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans.  The foregoing indemnification shall survive Closing.

          11.   Closing and Escrow.

                  11.1   Time and Place of Closing.  Provided that all the contingencies set forth in this Agreement have been previously fulfilled, the Closing shall take place at the place and time determined as set forth in Section 4 of this Agreement.

                  11.2   Documents to be Delivered by Seller.  For and in consideration of, and as a condition precedent to, the payment to Seller of any of the Purchase Price, Seller shall obtain and deliver to Buyer at Closing the following documents (all of which shall be duly executed and acknowledged where required):

                            11.2.1     Warranty Deed.  A warranty deed (“Deed”) in recordable form and otherwise in form and substance reasonably acceptable to Buyer containing the legal description of the Land in such form as will convey to Buyer a good, marketable and indefeasible title in fee simple absolute to the Property, free and clear of all liens, encumbrances, conditions, easements, assignments, and restrictions, except for the Permitted Exceptions.

                            11.2.2     Stamp Tax Affidavit.  A counterpart Stamp Tax affidavit or certification.

                            11.2.3     Title Documents.  Such other documents, including, without limitation, lien waivers, indemnity bonds, indemnification agreements, certificates of authority, and certificates of good standing as shall be reasonably required by the Title Company as a condition to its insuring Buyer’s good and marketable fee simple title to the Property free of any exceptions, other than the Permitted Exceptions.

                            11.2.4     Title Policy.  As soon as practicable after Closing, the Title Policy.

                            11.2.5     Nonforeign Affidavit.  An affidavit by Seller in a form satisfactory to Buyer and Escrow Agent confirming that Seller is not a foreign person within the meaning of 26 U.S.C. § 1445 and the regulations issued thereunder.

                  11.3   Additional Documents.  Such additional documents as might reasonably be required by Buyer to consummate the sale of the Property to Buyer.

                  11.4   Delivery by Buyer.  Buyer shall obtain and deliver to Seller at Closing the following items and documents (all of which shall be duly executed and acknowledged where required):

                            11.4.1     Purchase Price.  The Purchase Price (after credit for the Earnest  Money and all interest accrued thereon and any other credits pursuant hereto).

                  11.5   Payment of Costs.  At Closing, Seller and Buyer shall pay their respective costs incurred in regard to the consummation of the purchase and sale of the Property including, without limitation, attorneys’ fees.  Notwithstanding the foregoing, Seller shall pay one-half (½) of the escrow fee.  Buyer shall pay: the premium for the owner’s standard coverage Title Policy to be issued by Title Company to Buyer; the fees to record the Deed and documentary or other transfer taxes; any additional premiums for title insurance endorsements or extended coverage; the cost of the Survey, if any; all costs of Buyer’s financing, including lender’s title insurance premium, if any; and one-half (½) of the escrow fee.  All real property taxes and assessments, surface water management charges and similar fees or charges, and other expenses and revenues of the Property shall be prorated as of the Closing Date.

                  11.6   Real Property Taxes.  Seller shall pay at Closing any Real Property Taxes due or to become due with respect to the Property for the period up to the Closing Date.

                  11.7   Monetary Liens.  Seller shall pay or cause to be satisfied at or prior to Closing all monetary liens on or with respect to all or any portion of the Property, including, but not limited to, mortgages, deeds of trust, security agreements, assignments of leases, rents and/or easements, judgment liens, tax liens (other than those for taxes not yet due and payable) and financing statements.

          12.   Possession.  Seller shall deliver possession of the Property to Buyer on or before midnight at the end of the Closing Date, free from all parties claiming rights to possession or having claims against the Property.

          13.   Condemnation.  In the event of any commenced, to be commenced or consummated proceedings in eminent domain or condemnation (collectively, “Condemnation”) respecting the Property or any portion thereof, Buyer may elect, by written notice to Seller, to terminate this Agreement and the escrow created pursuant hereto and be relieved of its obligation to purchase the Property.  If Buyer makes such selection, the Earnest Money (including all interest earned thereon) and other sums delivered to Escrow Agent or Seller by Buyer promptly shall be returned to Buyer and neither Buyer nor Seller shall have any further liability to the other and shall be relieved of all obligations hereunder.  If Buyer fails to make such election prior to the Closing Date, this Agreement shall continue in effect, there shall be no reduction in the Purchase Price, and Seller shall, on or prior to the Closing Date, assign to Buyer, by an assignment agreement in form and substance satisfactory to Buyer, its entire right, title and interest in and to any condemnation award or settlement made or to be made in connection with such Condemnation proceeding.  Buyer shall have the right at all times to participate in all negotiations and dealings with the condemning authority and approve or disapprove any proposed settlement in respect to such matter.  Seller shall forthwith notify Buyer in writing of any such Condemnation respecting the Property.

          14.   Notices.  Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party (collectively, “notices”) shall be in writing and shall be validly given or made to another party if delivered either personally, or by Federal Express or other overnight delivery service of recognized standing, or by United States Mail, certified, registered, or express mail with postage prepaid, or by facsimile transmission with electronic confirmation of receipt If such notice is personally delivered or delivered by facsimile, it shall be conclusively deemed given at the time of such delivery.   If such notice is delivered by Federal Express or other overnight delivery service of recognized standing, It shall be deemed given one (1) business day after the deposit thereof with such delivery service.  If such notice is mailed as provided herein, such shall be deemed given three (3) business days after the deposit thereof in the United States Mail.  Notice given by electronic mail shall not be effective.  Each such notice shall be deemed given only if properly addressed to the party to whom such notice is to be given as follows:

To Seller:	Nafiz Yousef
P.O. Box 671,
Frederiksted, St. Croix, USVI 00841-0671
Attn: NafizYousef

To Buyer:	COST-U-LESS, INC.
3633 136th Place SE Suite 110
Bellevue, WA 98006
Attn: Roy Sorensen

Any party hereto may change its address for the purpose of receiving notices as herein provided by a written notice given in the manner aforesaid to the other party hereto.

          15.   Survival of Representations and Warranties.  All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument or other writing provided for herein, shall survive the Closing.

          16.   Finders’ or Brokers’ Fees.  Each of the parties represents and warrants that it has not dealt with any broker or finder to which a commission or other fee is due in connection with any of the transactions contemplated by this Agreement, and insofar as it knows, no broker or other person is entitled to any commission, charge or finder’s fee in connection with the transactions contemplated by this Agreement.  The parties hereto each agree to indemnify, defend and hold harmless the other party against any loss, liability, damage, cost, claim or expense, including interest, penalties and reasonable attorneys’ fees, that the other party shall incur or suffer by reason of a breach by the first party of the representation and warranty set forth above.

          17.   Event of Default.  In the event of a default under this Agreement by Seller (including a breach of any representation, warranty or covenant set forth herein), Buyer shall be entitled, in addition to all other remedies, to seek monetary damages and specific performance of Seller’s obligations hereunder.  In the event of a breach or default by Buyer without any default by Seller or failure of any condition to Buyer’s obligations hereunder, Seller’s sole and exclusive remedy shall be the retention of the Earnest Money held by Escrow Agent, together with all interest earned thereon, and all amounts previously paid to it hereunder, as liquidated damages and not as a forfeiture or penalty.  The parties acknowledge that in the event of such default by Buyer, Seller will have incurred substantial but unascertainable damages and that therefore the provision herein for liquidated damages is a valid one.

          18.   Reports.  Within five (5) business days after the execution and delivery of this Agreement, Seller shall deliver to Buyer copies, if any, of all available plans and specifications relating to the Property, all surveys, topographical and plat maps, results of soil tests, engineering studies, and any other test results or reports, and other data reasonably requested by Buyer and in Sellers possession or under Seller’s control.

          19.   Miscellaneous.

                  19.1   Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States Virgin Islands; and the parties hereto agree that venue is proper in the United States Virgin Islands.

                  19.2   Further Assurances.  Each of the parties shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of its obligations hereunder, to carry out the intent of the parties hereto.

                  19.3   Modification or Amendment.  No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

                  19.4   Successors and Assigns.  Buyer may assign this Agreement to any party in its sole discretion without the need to obtain Seller’s consent.  All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, beneficiaries, legal representatives, successors and assigns.  If Seller is comprised of more than one person, all persons constituting Seller shall be jointly and severally responsible for the performance of Sellers obligations hereunder.

                  19.5   Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby canceled in their entirety and are of no further force or effect.

                  19.6   Attorneys’ Fees.  Should either party bring legal action to enforce or interpret this Agreement, the prevailing party in such action shall be entitled to an award of its reasonable attorneys’ fees and costs incurred in connection with such action, whether in mediation or arbitration, at trial or on appeal, or in any bankruptcy proceeding.

                  19.7   Headings.  The captions and paragraph headings used in this Agreement are inserted for convenience of reference only and are not intended to define, limit or affect the interpretation or construction of any term or provision hereof.

                  19.8   Time.  Time is of the essence in the performance of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SELLER:

Mint Capital, a Virgin Islands Company __________]

By:	/s/	Date: April 30, 2004

Nafiz Yousef
Its:	President

GASCO Inc., a Virgin Islands Company__________]

By:	/s/	Date: April 30, 2004

Nafiz Yousef
Its:	President

BUYER:

COST-U-LESS, INC.

By:	/s/	Date: April 30, 2004

Roy Sorensen
Its:	Chief Operating Officer

SECOND ADDENDUM TO OFFER TO PURCHASE

          Buyer and Sellers hereby enter into a Second Addendum to the Real Estate Purchase and Sale Agreement originally dated April 30, 2004 for the sale and purchase of Plots 4M and 4Q (“Contract”) as follows:

          Buyer discovered and reported to Sellers’ first orally and later in writing on June 2, 2004 (during the initial title review and survey contingency period of the Contract) that significant title and survey issues existed which needed to be corrected by Seller prior to closing.

          Sellers have advised Buyer they are taking appropriate steps to remedy these matters, however the time provided to Sellers for correction of title and survey matters under Paragraph 5.2 of the Contract, and Buyer’s general contingency period will both expire prior to the completion of Sellers’ remedial action.

          This Contract is further amended to extend all Buyer’s contingency periods to June 24, 2004.  In the event buyer has not exercised its Right to Terminate as set forth in paragraph 7.2 prior to the close of business on June 24, 2004 closing is to occur on or before June 30, 2004.

          Except as amended herein, all terms, warranties, representations and requirements of the Contract and First Addendum shall remain in full force and effect.

          The Second Addendum may be executed in counterparts and facsimile signatures shall be accepted as originals.

SELLER:
Mint Capital, a Virgin Islands Company

By:	/s/	Date: 6/15/04

Sirri Hamad
Its:

GASCO Inc., a Virgin Islands Company

By:	/s/	Date: 6/15/04

Sirri Hamad
Its:

BUYER:
COST-U-LESS, INC.

By:	/s/	Date: 6/15/04

Roy Sorensen
Its:	Chief Operating Officer

THIRD ADDENDUM TO OFFER TO PURCHASE

          Buyer and Sellers hereby enter into a Third Addendum to the Real Estate Purchase and Sale Agreement originally dated April 30, 2004 for the sate and purchase of Plots 4M and 4Q (“Contract”) as follows:

          This Contract is further amended to extend all Buyer’s contingency periods to July 6, 2004.  In the event buyer has not exercised its Right to Terminate as set forth in paragraph 7.2 prior to the close of business on July 6, 2004 closing is to occur on or before July 13, 2004.

          Except as amended herein, all terms, warranties, representations and requirements of the Contract and First Addendum shall remain in full force and effect.

          The Third Addendum may be executed in counterparts and facsimile signatures shall be accepted as originals.

SELLER:
Mint Capital, a Virgin Islands Company

By:	/s/	Date: 6/24/04

Sirri Hamad
Its:

GASCO Inc., a Virgin Islands Company

By:	/s/	Date: 6/24/04

Sirri Hamad
Its:

BUYER:
COST-U-LESS, INC.

By:	/s/	Date: 6/24/04

Roy Sorensen
Its:	Chief Operating Officer